Classic Bancshares, Inc. Shareholders Approve Merger With City Holding Company

Charleston, West Virginia - City Holding Company, "City" (NASDAQ:CHCO) and Classic Bancshares, Inc., "Classic" (NASDAQSC: CLAS) have jointly announced that Classic's shareholders approved the merger with City at Classic's special shareholders meeting held today. The consummation of City's acquisition of Classic and the merger of Classic's affiliate, Classic Bank, with and into City's affiliate, City National Bank of West Virginia is expected to be completed on May 20, 2005. The merger, which was announced in December 2004, received the approval of all required regulatory agencies in April 2005.

     With the completion of the acquisition of Classic, City will grow to $2.6 billion in assets and will become the largest commercial banking franchise in the Huntington/Ashland MSA with $361 million in deposits, 13 branches and 14 ATMs. Classic, and its subsidiary, Classic Bank, will add $330 million in assets and 10 branches to the combined franchise, which will now operate 66 offices in West Virginia, Kentucky and Ohio.

     Under the  terms of the  transaction,  Classic  shareholders  will  receive
0.9624 shares of City common stock and $11.08 in cash for each share of Classic stock owned by them. The stock-and-cash transaction is valued at $78.4 million and will be accounted for under the purchase method of accounting.

     City's President and Chief Executive Officer, Skip Hageboeck, stated, "We are pleased to welcome Classic's excellent staff, customers and shareholders into the City family. Employees at both City and Classic have worked diligently to ensure that this business integration was conducted prudently, promptly and in the most mutually beneficial manner for our organizations and our customers. We congratulate and thank everyone whose excellent work has contributed to this effort."

     David Barbour, President and Chief Executive Officer of Classic, added, "We are excited to be joining City. City is a high performing banking company and has a solid record of achieving extraordinary results for its shareholders while delivering quality products and services to its customers. We look forward to our future as one strong community bank dedicated to serving the best interests of shareholders, customers, employees and communities."


Forward-Looking Information
This news release contains certain forward-looking statements that are included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such information involves risks and uncertainties that could result in the Company's actual results differing from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include, but are not limited to, (1) the Company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality; (2) the Company may not continue to experience significant recoveries of previously charged-off loans and the Company may incur increased charge-offs in the future; (3) the Company may experience increases in the default rates on previously securitized loans that would result in impairment losses, (4) the Company could have adverse legal actions of a material nature, (5) the Company may face competitive loss of customers, (6) the Company may be unable to manage its expense levels, (7) the Company may have difficulty retaining key employees, (8) changes in the interest rate environment may have results on the Company's operations materially different from those anticipated by the Company's market risk management functions, (9) changes in general economic conditions and increased competition could adversely affect the Company's operating results, (10) changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the Company's operating results, and (11) the Company may experience difficulties growing loan and deposit balances. Forward-looking statements made herein reflect management's expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the Company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.